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                                                                   Exhibit 23.3


The Board of Directors
Duke Realty Investments, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.



KPMG LLP
Indianapolis, Indiana
April 29, 1999